UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 4.01 Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Independent Registered Public Accounting Firm.
On April 14, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Autolus Therapeutics plc (the “Company”) dismissed Ernst & Young LLP (UK) (“EY UK”) as the Company’s independent registered public accounting firm.
During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, (i) there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act (“Regulation S-K”) with EY UK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EY UK’s satisfaction, would have caused EY UK to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that as initially disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, the Company reported that its internal control over financial reporting was not effective as of March 31, 2024 due to material weaknesses in its internal controls.
The audit reports of EY UK on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EY UK with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY UK furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01(a). A copy of EY UK’s letter, dated April 16, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(b) Appointment of New Independent Registered Public Accounting Firm.
On April 14, 2026, the Audit Committee approved the engagement of Ernst & Young LLP (US) (“EY US”) as its new independent registered public accounting firm. EY US’s appointment will be for the Company’s fiscal year ending December 31, 2026, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, neither the Company nor anyone on its behalf consulted EY US regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which any written report or any oral advice was provided to the Company that EY US concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter of Ernst & Young LLP (UK) dated April 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: April 16, 2026	By:	/s/Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer